Exhibit 16.1



                       [Letterhead of Daszkal Bolton LLP]

                                December 6, 2002



                  Securities and Exchange Commission
                  Mail Stop 11-3
                  450 5th Street, N.W.
                  Washington, D.C.  20549

                  Re:
                           BBC Graphics of Palm Beach, Inc.
                           File No. 333-58326

                  Dear Sir or Madam:

                           We have read Item 4(a) of the Form 8-K of BBC
                  Graphics of Palm Beach, Inc., dated December 6, 2002, and agree with the statements regarding our firm. We have no basis to agree or disagree with other statements made by the Registrant therein.


                                                         Yours very truly,

                                                     /s/ Daszkal Bolton LLP.
                                                         -------------------
                                                         Daszkal Bolton LLP